EXHIBIT 107

CALCULATION OF REGISTRATION FEE

Newly Registered Securities

Title of Each Class of securities to be registered	Number of shares of common stock to be registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	1,521,673	$0.2465	(1)	$375,016.31	$41.33
Common Stock underlying Warrants to Purchase Common Stock Issued in May/June 2020 and January 2021	60,711	$0.38	(2)	$23,070.18	$2.54
Common Stock underlying Warrants to Purchase Common Stock Issued in August 2022	3,020,832	$0.38	(2)	$1,147,916.16	$126.50
Total	4,603,216			$1,546,002.65	$170.37

(1)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices for our common stock reported on the Nasdaq Capital Market on March 13, 2023 of $0.2465. The shares offered hereunder may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions, or a combination of these methods at market prices prevailing at the time of sale or at negotiated prices.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on exercise price applicable to shares issuable upon exercise of warrants.

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Combined Prospectuses

Title of Each Class of securities to be registered	Number of Shares of Common Stock Previously Registered (1)	Maximum Aggregate Offering Price of Common Stock Previously Registered		Form Type	Initial Effective Date

Common Stock	1,707,892	$5,941,927.06	(2)	S-1	12/27/2021
Common Stock underlying Warrants to Purchase Common Stock Issued in May/June 2020 and January 2021	1,399,364	$6,996,820	(3)	S-1	12/27/2021
Common Stock underlying Warrants to Purchase Common Stock Issued in July 2021	1,489,596	$7,447,980	(3)	S-1	12/27/2021
Common Stock underlying Warrants to Purchase Common Stock Issued in May 20201 and January 2021 to the Placement Agent	72,728	$454,550	(3)	S-1	12/27/2021
Total	4,669,580	$20,841,277.06

(1)

Includes an aggregate of 4,669,580 shares of the Company’s (as defined herein) common stock, $0.0001 par value per share (the “Common Stock”) consisting of up to: (a) 1,707,892 shares of Common Stock, and (b) 2,961,688 shares of Common Stock issuable upon exercise of warrants that may be sold from time to time pursuant to this registration statement by the selling stockholders (as defined herein) identified herein.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices for our common stock reported on the Nasdaq Capital Market on December 13, 2021 of $3.48. The shares offered hereunder may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions, or a combination of these methods at market prices prevailing at the time of sale or at negotiated prices.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on exercise price applicable to shares issuable upon exercise of warrants.

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